UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant .
Filed by a Party other than the Registrant X .
Check the appropriate box:
.	Preliminary Proxy Statement
.	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
.	Definitive Proxy Statement
.	Definitive Additional Materials
X .	Soliciting Material Pursuant to §240.14a-12

PARKS! AMERICA, INC.

(Name of Registrant as Specified In Its Charter)

Larry Eastland

EDLA Family Limited Partnership

Jay Pitlake

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X .	No fee required.
.	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On June 25, 2009, Larry Eastland issued a press release relating to Parks! America, Inc., which is filed herewith as Exhibit 2 and made a demand to the Company’s board of directors to call a special meeting for the purpose of electing 5 new directors to the board, which demand is filed herewith as Exhibit 3.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY LARRY EASTLAND AND HIS AFFILIATES FROM THE STOCKHOLDERS OF PARKS! AMERICA, INC. FOR USE AT ITS SPECIAL MEETING OR IN CONNECTION WITH A CONSENT SOLICITATION, WHEN AND IF THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF PARKS! AMERICA, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV/. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

EXHBIT 1

POTENTIAL PARTICIPANTS

In addition to the Nominees named in the Press Release filed herewith as Exhibit 2 (the contents of which are hereby incorporated by reference into this Exhibit 1), the potential participants in the potential solicitation of proxies (the “Participants") with regard to Parks! America, Inc. (“Issuer”) may include the following: EDLA Family Limited Partnership, Larry Eastland and Jay Pitlake.

EDLA Family Limited Partnership (“EDLA”) is an Idaho Limited Partnership principally engaged in the business of investing. EDLA is controlled by Larry Eastland. EDLA is the direct beneficial owner of 10,020,000 shares of the Issuer, par value $0.001 common stock (“Shares”). Mr. Eastland, through his control of EDLA, may be deemed to be the indirect beneficial owner of the Shares which represents approximately 19% of the outstanding voting shares of the Issuer as of the close of business on June 25, 2009 (and all share information contain herein is as of such time). Mr. Eastland and his wife, Beverly Eastland, are the sole limited partners of EDLA and share a pecuniary interest in the Shares.

Jay Pitlake is the direct beneficial owner 3,575,000 Shares which represents approximately 7% of the outstanding voting shares of the Issuer.

Louise Pitlake, Mr. Pitlake’s spouse, is the beneficial owner of 225,000 Shares. Ms. Pitlake has sole voting and dispositive power with regard to her shares. Mr. Pitlake, by virtue of his relationship to Ms. Pitlake, may be deemed to beneficially own the shares which Ms. Pitlake owns. Mr. Pitlake disclaims beneficial ownership of such shares for all purposes.

Jack Klosterman, one of the nominees, is the direct beneficial owner of 716,526.

EXHIBIT 2

EASTLAND SENDS OPEN LETTER TO THE BOARD OF DIRECTORS OF PARKS! AMERICA, INC.

Los Angeles, CA.  June 25, 2009

LOS ANGELES, June 25 /PRNewswire/ -- Larry Eastland today announced that the following letter was delivered today to Parks! America, Inc. ("Company") with the attached biographies of 5 nominees for the Company's board. Eastland served the Company with a demand for a special meeting of the shareholders. Mr. Eastland is the beneficial owner of approximately 19% of the issue shares of the company Parks! America.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY LARRY EASTLAND AND HIS AFFILIATES FROM THE STOCKHOLDERS OF PARKS! AMERICA, INC. FOR USE AT A SPECIAL MEETING OF ITS SHAREHOLDERS OR IN CONNECTION WITH THE CONSENT SOLICITATION OF SHAREHOLDERS, WHEN AND IF THEY BECOME  AVAILABLE,  BECAUSE THEY WILL CONTAIN IMPORTANT  INFORMATION,  INCLUDING INFORMATION  RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION.  WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF PARKS! AMERICA, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT   HTTP://WWW.SEC.GOV.   INFORMATION  RELATING  TO  THE  POTENTIAL  PARTICIPANTS  IN  A  POTENTIAL  PROXY SOLICITATION  IS  CONTAINED  AS EXHIBIT TO THE  SCHEDULE 14A BEING FILED TODAY WITH THE SECURITIES AND EXCHANGE COMMISSION.

June 25, 2009

Dale W. Van Voorhis, Chairman

Parks! America, Inc.

Wild Animal Safari, Inc.

1300 Oak Grove Road

Pine Mountain, GA 31822

Dear Mr. Van Voorhis,

It has become clear to me that the board of directors (“Board”) of Parks! America, Inc. (“Company”) has acted in its own best interest and has lost the faith and support of its shareholders.  The board’s actions during the past several months shows a complete disregard for the Company’s shareholders and is indicative of actions taken by an entrenched board more concerned with the individual directors own well being rather than that of the shareholders at whose discretion they serve.

I believe at the root of this problem is a series of insider actions undertake by a majority of the current Board.   Specifically, the current members have systematically appointed themselves as officers of the Company and have appointed other officers of the Company as additional Board members.  The singular purpose of which has been to entrench themselves at the Company in disregard to all principles of independence and accountability.  What naturally follows in such circumstances is for this same group of directors and officers to vote for themselves contracts, compensation, benefits and issue to themselves shares that rob the corporation of potential profits and further dilute the value of the shares of the shareholders who have invested significant capital to acquire them.

Of particular importance, it should be noted that none of the current Board has ever been elected and qualified by the shareholders of the Company as required on an annual basis.  They have been appointed by each other, their service as officers has been approved by each other, and the terms of their service as officers, including compensation, has been approved by each other.  To my knowledge, no independent nomination or governance committee has been established by the Board to present individuals to the Board or shareholders for consideration or to identify other disinterested individuals capable and willing to serve as officers of the Company.

Further, during the past several months the Company’s stock price has continued its precipitous decline.  As you are well aware, a key component to the Company’s business plan was the continued acquisition of parks via the issuance of common stock.  At present levels, the execution of the business plan is all but impossible as an acquisition would result in significant dilution to the current shareholders.  This does not even address the issue that possible acquisition targets look at our stock price and balance sheet and conclude that the Company is on the verge of insolvency thereby further complicating issues.  The current Board has presented no plan either to the shareholders or in public documents which would address the continuing historically low stock value – either by proposing an expansion strategy or an acquisition strategy to increase profitability.  I believe this stems from the fact that at present, the Company generates enough cash to pay the salaries and benefits of current board members and little else.  Accordingly, the Board has no incentive to increase shareholder value as their needs are being addressed.

Over the past two weeks, I have taken the following actions: (i) I have formed a 5 person slate which I will seek to have appointed to the Board;  (ii) I have begun the retention of legal counsel in Nevada to initiate an action under the Nevada Revised Statute (“NRS”) Section 78.345 (“Election of directors by order of court upon failure of regular election”) to have the current Board removed and have my slate appointed by the court with the consent of a majority of the Company’s shareholders; (iii) I have begun the process to undertake a consent solicitation of the Company’s current shareholders for purposes of electing my 5 person slate; and (iv) I am, along herewith, providing demand for a special meeting of the Company’s shareholders pursuant to Section 78.310 of the NRS and Section 3.2 of the Company’s bylaws.  Attached hereto is the biographical information of my nominee slate.

I thank you in advance for your time.

Sincerely,

/s/ Larry Eastland

Larry Eastland

Nominee Biographies

Larry L. Eastland, Ph. D.

Dr. Eastland, age 66, is Chairman of the Board of LEA Capital Advisors, Inc., a business management and capital advisory company, and served as its predecessors’ Managing Director from inception in 1978.  He was President, CEO and the Chairman of the Board of Directors of Parks! America, Inc. (FKA Great American Family Parks, Inc.) from December 23, 2003 to March 30, 2009.  Dr. Eastland has engaged in a variety of entrepreneurial pursuits since leaving the White House in 1977, where he served as Staff Assistant to President Gerald Ford.  He was the President of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in the sale of assets.  Dr. Eastland received a B.A. in Political Science and International Relations from Brigham Young University in 1967, and an M.A. and Ph.D. in quantitative behavioral research from the University of Southern California in 1973 and 1976, respectively.  He is the father of Christopher L. Eastland, a member of the Board of Directors of Parks! America, Inc.

Queenie Lai, Esq.

Queenie Lai, age 30, is an international attorney with Slaughter and May in London, England (2008-2009) as well as a Associate with Yorkshire Capital Limited, Hong Kong and London (2008-2009) where she acts as the coordinator to raise funds for corporate clients from a diverse range of industries, including Yunnan mining project, Fujian paper manufacturing company, Thailand distressed fund, carbon trading initiative in Asia.  Previously, Ms. Lai was Associate Solicitor, Private Equity Group, Clifford Chance, London where she acted as the lead legal review coordinator in mergers and acquisitions for several companies in 2006-2007.  From 2003-2004 she was an Associate Solicitor, Corporate Group Clifford Chance, Shanghai. She earned a Master of Laws from Georgetown University, a Postgraduate Certificate in Law from the University of Hong Kong, a Bachelor of Arts in Law and Master of Arts from the University of Cambridge, U.K. and an International Baccalaureate from the United World College of South East Asia, Singapore.

Roderick D. Davies

Roderick Davies, age 61, is President of Timex Assets and Services, Inc. (2009), a U.S. public company with operations in Vietnam.  From 2003 to present, he has been the owner of New Horizons LLC. and Asian Sources LLC. He has more than ten years of experience in construction management with his own company (Architectural Special Products, Inc. in Florida) (1985-1995) providing consulting services to architects, and is a certified Construction Documents Technologist.   Additionally, he is an advisor to a Boston-based group (2008 to present) that has developed software for convenience store operations in addition to convenience store market research.  His international experience is wide and varied including managing contracts, and process and conflict resolution for U.S. companies acquiring assets in China.  Mr. Davies is a mechanical engineer by training at both Brigham Young University and the University of Michigan.  He was a Fellow at Taunton College in Somerset, England, and has advanced educational certification by the Construction Specifiers Institute as a Construction Documents Technician (CSI-CDT).

Michael Lempres, Esq.

Mike Lempres, age 49, serves as General Counsel and Chief Operating Officer of Aegis, LLC (July 2008 to present).  He brings decades of government and private sector experience to his role at Aegis.  Previously, he led the international division, and was Executive Managing Director and Counsel to The Carmen Group, Inc. (2006 – July 2008), a major Washington, D.C. lobbying and investment consulting firm. In government, he has served in senior appointments in three Presidential administrations in positions ranging from: Vice President at the U.S. Overseas Private Investment Corporation (2002-2005); Deputy Associate Attorney General (1992-1993); Director of the Office of International Affairs at the U.S. Department of Justice (1991-1992); Executive Commissioner of the Immigration and Naturalization Service (1989-1991); and White House Fellow (1988-1989).  Upon leaving the Department of Justice, he was awarded the Edmund J. Randolph Memorial Award, the Department’s highest honor for outstanding service and contribution to the cause of justice.  Outside of government, he has served as an attorney and business leader.  Lempres worked as the General Counsel and Corporate Secretary of the Pacific Exchange, a national securities exchange, and helped guide the exchange through a demutualization and merger into what became part of the New York Stock Exchange (2000-2002).  He is a graduate of Dartmouth College (1981) and the Boalt Hall School of Law at the University of California (1985).

Jack Klosterman

Jack Klosterman, age 58, has over 35 years of experience working with a wide range of businesses beginning in 1972 to present as a Partner in Klosterman Business Management, Los Angeles, California.  He has been Managing Partner since 1977.  Since June 2007 he has also been the CFO of KFS, Inc.  From December, 2003 through March, 2006 he was Corporate Secretary/Treasurer of Great American Family Parks, Inc.  From January, 2002 through December, 2004, Mr. Klosterman was Corporate Secretary/Treasurer for TBAY Holdings, Inc. until its acquisition of a Shanghai-based cell phone manufacturer and distributor.  He attended California State University, Northridge in accounting.

Contact:

Ashley Hull 310.450.9100 ashley@leacapital.com

SOURCE Larry Eastland

EXHIBIT 3

WRITTEN DEMAND FOR

SPECIAL MEETING OF THE SHAREHOLDERS OF

PARKS! AMERICA, INC.

TO:

Corporate Secretary of Parks! America, Inc.

Demand is hereby given pursuant to Section 3.2 of the bylaws of Park! America, Inc. (“Company”) for a special meeting (“Special Meeting”) of the shareholders. The purpose of the special meeting is to elect the following 5 nominees (“Proposal”) to serve on the Company’s board of directors (“Board”):

1.

Larry Eastland;

2.

Queenie Lai;

3.

Michael Lempres;

4.

Jack Klosterman; and

5

Roderick Davies.

Pursuant to Section 3.2 of the Company’s bylaws, the undersigned holder, constituting at least ten percent (10%) of all the votes entitled to vote on the Proposal, hereby demand a meeting to be held for the purpose described herein. We are requesting that the meeting date be July 24, 2009.

Attached hereto is the biographical information for the above individuals to be included in the Company’s notice for special meeting. Additionally, please contact Mr. Larry Eastland with regard to any additional information needed for the drafting of the proxy materials as required by Section 14 of the Exchange Act.

The undersigned are also advising the Company that if notice of the Special Meeting to vote upon the Proposal is not provided to the shareholders of the Company within 10 days of the delivery hereof, the undersigned shareholder reserves its rights to provide notice on behalf of the Company, at the sole expense of Company, as provided for in Section 3.6(b) of the bylaws.

/s/ EDLA Family Limited Partnership

EDLA Family Limited Partnership

Shares Owned: 10,020,000

Certificate No:

 A1101, A1453 and 66

Nominee Biographies

Larry L. Eastland, Ph. D.

Dr. Eastland, age 66, is Chairman of the Board of LEA Capital Advisors, Inc., a business management and capital advisory company, and served as its predecessors’ Managing Director from inception in 1978. He was President, CEO and the Chairman of the Board of Directors of Parks! America, Inc. (FKA Great American Family Parks, Inc.) from December 23, 2003 to March 30, 2009. Dr. Eastland has engaged in a variety of entrepreneurial pursuits since leaving the White House in 1977, where he served as Staff Assistant to President Gerald Ford. He was the President of TBAY Holdings, Inc., from January 2002 until December 2004, during which time the company was under contract with the United States Bankruptcy Court for the Southern District of Florida to assist in the sale of assets. Dr. Eastland received a B.A. in Political Science and International Relations from Brigham Young University in 1967, and an M.A. and Ph.D. in quantitative behavioral research from the University of Southern California in 1973 and 1976, respectively. He is the father of Christopher L. Eastland, a member of the Board of Directors of Parks! America, Inc.

Queenie Lai, Esq.

Queenie Lai, age 30, is an international attorney with Slaughter and May in London, England (2008-2009) as well as a Associate with Yorkshire Capital Limited, Hong Kong and London (2008-2009) where she acts as the coordinator to raise funds for corporate clients from a diverse range of industries, including Yunnan mining project, Fujian paper manufacturing company, Thailand distressed fund, carbon trading initiative in Asia. Previously, Ms. Lai was Associate Solicitor, Private Equity Group, Clifford Chance, London where she acted as the lead legal review coordinator in mergers and acquisitions for several companies in 2006-2007. From 2003-2004 she was an Associate Solicitor, Corporate Group Clifford Chance, Shanghai. She earned a Master of Laws from Georgetown University, a Postgraduate Certificate in Law from the University of Hong Kong, a Bachelor of Arts in Law and Master of Arts from the University of Cambridge, U.K. and an International Baccalaureate from the United World College of South East Asia, Singapore.

Roderick D. Davies

Roderick Davies, age 61, is President of Timex Assets and Services, Inc. (2009), a U.S. public company with operations in Vietnam. From 2003 to present, he has been the owner of New Horizons LLC. and Asian Sources LLC. He has more than ten years of experience in construction management with his own company (Architectural Special Products, Inc. in Florida) (1985-1995) providing consulting services to architects, and is a certified Construction Documents Technologist. Additionally, he is an advisor to a Boston-based group (2008 to present) that has developed software for convenience store operations in addition to convenience store market research. His international experience is wide and varied including managing contracts, and process and conflict resolution for U.S. companies acquiring assets in China. Mr. Davies is a mechanical engineer by training at both Brigham Young University and the University of Michigan. He was a Fellow at Taunton College in Somerset, England, and has advanced educational certification by the Construction Specifiers Institute as a Construction Documents Technician (CSI-CDT).

Michael Lempres, Esq.

Mike Lempres, age 49, serves as General Counsel and Chief Operating Officer of Aegis, LLC (July 2008 to present). He brings decades of government and private sector experience to his role at Aegis. Previously, he led the international division, and was Executive Managing Director and Counsel to The Carmen Group, Inc. (2006 – July 2008), a major Washington, D.C. lobbying and investment consulting firm. In government, he has served in senior appointments in three Presidential administrations in positions ranging from: Vice President at the U.S. Overseas Private Investment Corporation (2002-2005); Deputy Associate Attorney General (1992-1993); Director of the Office of International Affairs at the U.S. Department of Justice (1991-1992); Executive Commissioner of the Immigration and Naturalization Service (1989-1991); and White House Fellow (1988-1989). Upon leaving the Department of Justice, he was awarded the Edmund J. Randolph Memorial Award, the Department’s highest honor for outstanding service and contribution to the cause of justice. Outside of government, he has served as an attorney and business leader. Lempres worked as the General Counsel and Corporate Secretary of the Pacific Exchange, a national securities exchange, and helped guide the exchange through a demutualization and merger into what became part of the New York Stock Exchange (2000-2002). He is a graduate of Dartmouth College (1981) and the Boalt Hall School of Law at the University of California (1985).

Jack Klosterman

Jack Klosterman, age 58, has over 35 years of experience working with a wide range of businesses beginning in 1972 to present as a Partner in Klosterman Business Management, Los Angeles, California. He has been Managing Partner since 1977. Since June 2007 he has also been the CFO of KFS, Inc. From December, 2003 through March, 2006 he was Corporate Secretary/Treasurer of Great American Family Parks, Inc. From January, 2002 through December, 2004, Mr. Klosterman was Corporate Secretary/Treasurer for TBAY Holdings, Inc. until its acquisition of a Shanghai-based cell phone manufacturer and distributor. He attended California State University, Northridge in accounting.